EXHIBIT C


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the following with respect to Pre-Effective Amendment No. 1 to the Registration Statement (No. 333-48457) on Form S-6 under the Securities Act of 1933 of Variable Account B of American International Life Assurance Company of New York.

         1. The inclusion in the Prospectus of Variable Account B of American International Life Assurance Company of New York of our report dated February 4, 1998 relating to our audits of the financial statements of American International Life Assurance Company of New York.

         2. The inclusion in the Prospectus of Variable Account B of American International Life Assurance Company of New York of our report dated February 4, 1998 relating to our audit of the financial statements of Variable Account B.

         3.       The reference to our firm under the heading "Experts."



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
July 7, 1998